As filed with the Securities and Exchange Commission on March 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SYROS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-3772460
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2016 Stock Incentive Plan

2016 Employee Stock Purchase Plan

(Full Title of the Plan)

Nancy Simonian, M.D.

President and Chief Executive Officer

Syros Pharmaceuticals, Inc.

620 Memorial Drive, Suite 300

Cambridge, Massachusetts

(Name and Address of Agent For Service)

(617) 744-1340

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer◻	Accelerated filer◻
Non-accelerated filer☒	Smaller reporting company ◻
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

2.48

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,169,287(2)	$12.48(3)	$14,592,701(3)	$1,691.30

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 935,430 additional shares issuable under the 2016 Equity Incentive Plan; and (ii) 233,857 additional shares issuable under the 2016 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 13, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2016 Stock Incentive Plan (the “2016 Plan”) of Syros Pharmaceuticals, Inc. (the “Registrant”) and the 2016 Employee Stock Purchase Plan (the “ESPP”) of the Registrant, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-212363, filed with the Securities and Exchange Commission on June 30, 2016 by the Registrant, relating to the 2016 Plan and the ESPP, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 20th day of March, 2017.

SYROS PHARMACEUTICALS, INC.

By:	/s/ Nancy Simonian, M.D.
Nancy Simonian, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Syros Pharmaceuticals, Inc., hereby severally constitute and appoint Nancy Simonian, M.D., Kyle D. Kuvalanka and Gerald E. Quirk, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Syros Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nancy Simonian, M.D.	President and Chief Executive Officer	March 20, 2017
Nancy Simonian, M.D.	(principal executive officer)

/s/ Kyle Kuvalanka	Chief Operating Officer	March 20, 2017
Kyle Kuvalanka	(principal financial officer and principal accounting officer)

/s/ Peter Wirth	Chair of the Board of Directors	March 20, 2017
Peter Wirth

/s/ Stéphane Bancel	Director	March 20, 2017
Stéphane Bancel

/s/ Marsha H. Fanucci	Director	March 20, 2017
Marsha H. Fanucci

/s/ Amir Nashat, Ph.D.	Director	March 20, 2017
Amir Nashat, Ph.D.

/s/ Robert Nelsen	Director	March 20, 2017
Robert Nelsen

/s/ Sanj K. Patel	Director	March 20, 2017
Sanj K. Patel

/s/ Vicki L. Sato, Ph.D.	Director	March 20, 2017
Vicki L. Sato, Ph.D.

/s/ Phillip A. Sharp, Ph.D.	Director	March 20, 2017
Phillip A. Sharp, Ph.D.

/s/ Richard A. Young, Ph.D.	Director	March 20, 2017
Richard A. Young, Ph.D.

INDEX TO EXHIBITS

Number	Description

4.1

Restated Certificate of Incorporation of the Registrant (previously filed with the Securities and Exchange Commission on July 6, 2016 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37813) and incorporated herein by reference).

4.2

Amended and Restated Bylaws of the Registrant (previously filed with the Securities and Exchange Commission on July 6, 2016 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37813) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1

2016 Stock Incentive Plan (previously filed with the Securities and Exchange Commission on June 3, 2016 as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-211818) and incorporated herein by reference).

99.2

2016 Employee Stock Purchase Plan (previously filed with the Securities and Exchange Commission on June 3, 2016 as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-211818) and incorporated herein by reference).